UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 30, 2021

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.18 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2021, a First Amendment to Office Lease (the “Lease Amendment”) was executed between Hallmark Financial Services, Inc. (the “Company”) and Teachers Insurance and Annuity Association of America with respect to the Company’s lease of premises located at 5420 LBJ Freeway, Dallas, Texas 75240 and commonly known as Two Lincoln Centre. The Lease Amendment expands the original lease to cover an additional 16,588 square feet of office space and extends the term of the original lease for an additional 12 years commencing not later than January 1, 2022. The average base rent for the 16,588 square feet of expansion office space is $35,652 per month for the extended term of the lease. The average base rent for 47,172 square feet of currently leased office space is $135,620 per month for the extended term of the lease and the average base rent for 3,000 square feet of currently leased storage space is $4,813 per month for the extended term of the lease. Prior to execution of the Lease Amendment, there was no material relationship between the Company or any of its affiliates and any other party to the Lease Amendment.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)       Exhibits.

10.1	First Amendment to Office Lease between Hallmark Financial Services, Inc. and Teachers Insurance and Annuity Association of America dated June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: July 6, 2021	By:	/s/ CHRISTOPHER J. KENNEY
Christopher J. Kenney, Chief Financial Officer